EXHIBIT A
                             (AS OF APRIL 7, 2016)


                              SERIES OF THE TRUST

SERIES                                                    EFFECTIVE DATE

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First Trust Global Tactical Commodity Strategy Fund       September 16, 2013

First Trust Alternative Absolute Return Strategy ETF      April 12, 2016